EXHIBIT 10.15
CONFIDENTIAL TREATMENT REQUESTED

[*]  Denotes information for which confidential treatment has been requested.  Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

AHA47

AMENDMENT THREE
TO VALUE ADDED RESELLER PROGRAM AGREEMENT NUMBER AHA47
BY AND BETWEEN AGILENT TECHNOLOGIES, INC. AND
O.I. CORPORATION

The above referenced Value Added Reseller’s Agreement (“Agreement”) dated January 1, 2008, between Agilent Technologies, Inc. (“Agilent”) and O.I. Corporation (“Reseller”) is hereby amended as follows:

1.	The term of the agreement is modified to be effective for twelve (12) month period beginning January 1, 2010.

2.	Exhibit E305 Version 10 LSCA Value Added Reseller Compensation Exhibit is hereby deleted and replaced with the attached Exhibit E305 Version 10.

ALL OTHER TERMS AND CONDITIONS OF THE ABOVE REFERENCED VALUE
ADDED RESELLER PROGRAM AGREEMENT REMAIN UNCHANGED AND IN FULL
FORCE AND EFFECT.

AGREED TO:		AGREED TO:

Representative:	O.I. Corporation	Agilent::	Agilent Technologies, Inc.

	/s/ J. Bruce Lancaster	/s/ Bill Wynne
	Authorized Representative Signature	Authorized Representative Signature

Name:	J. Bruce Lancaster	Name:	Bill Wynne
Title:	CEO/CFO	Title:	Contracts Specialist
Date:	December 30, 2009	Date:	December 31, 2009
Address:	151 Graham Road	Address:	2850 Centerville Road
	College Station, TX 77845		Wilmington, DE 19808

AHA47
LSCA VALUE ADDED RESELLER COMPENSATION EXHIBIT	Exhibit E305

DISCOUNT SUMMARY TABLE
	COLUMN I	COLUMN II	COLUMN III	COLUMN IV
Volume Discount (Section 1)	[*]	[*]	[*]	[*]
Volume Performance Discount (Section 2)	[*]	[*]	[*]	[*]
TOTAL DISCOUNT PERCENTAGE	[*]	[*]	[*]	[*]

1. VOLUME BASED DISCOUNT

Eligible Products, including applicable standard options, will receive discounts in accordance with the following "Discount Percentage Schedule" at the Estimated Volume level established under this Exhibit. The discounts granted under this Exhibit are in lieu of and not in addition to any other discounts that might be available from Agilent with the exception of certain special promotions that may be offered from time to time.

DISCOUNT PERCENTAGE SCHEDULE
WORLDWIDE	I	II	III	IV
US DOLLAR NET
100,000 -499,999	[*]	[*]	[*]	[*]
500,000 -999,999	[*]	[*]	[*]	[*]
1,000,000 -1,999,999	[*]	[*]	[*]	[*]
2,000,000 -3,999,999	[*]	[*]	[*]	[*]
6,500,000 -UP	[*]	[*]	[*]	[*]

PRODUCTS SUBJECT TO DISCOUNT

Reseller is appointed for the following Products as defined by the solutions in the business plan:

COLUMN I	ALL PRODUCTS FROM PRODUCT LINES	AA Proprietary Supplies 58 Analytical Supplies BC LC Columns JW GC Columns
COLUMN II	SELECTED PRODUCTS FROM PRODUCT LINES	AZ* Gas Chromatography systems and related Products CA* Emerging Markets Measurement Solutions BZ* Gas Chromatography/Mass Spectroscopy Systems and Related Products
COLUMN III	SELECTED PRODUCTS FROM PRODUCT LINES	29* Liquid Chromatography and related Products MA Spectroscopy 89* LC Mass Spectrometers LI Laboratory Informatics
COLUMN IV	PRODUCTS FROM PRODUCT LINES	8P Replacement Parts

Discounts also include all ChemStations associated with these Products

Notwithstanding the foregoing, Agilent reserves the right to determine which Products are eligible for discount.

PL29 PRODUCTS NOT ELIGIBLE FOR DISCOUNT

G1411A	Oracle Client License
G4240A	HPLC-Chip MS Interface for use with Agilent MS

2. VOLUME PERFORMANCE DISCOUNT

Reseller will receive a Volume Performance Discount of [*] percent ([*]%) on all orders placed during the following six (6) month period for Products in Column II and III, if Reseller’s total net purchases of Agilent Products under this Agreement for the prior six (6) months equal or exceed one hundred percent (100%) of volume target specified in Table 1 below.

For new Resellers the Volume Performance Discount will commence only after the initial six (6) months of the Agreement period. Reseller will not be eligible to receive Volume Performance discount unless a business plan has been agreed to between Reseller and Agilent. Should this Agreement be renewed, this section is also applicable during the first six (6) months of the renewal period.

TABLE 1 NET SALES VOLUME TARGET*

1st Half – Agreement period	2nd Half – Agreement period	Agreement period – Annual Volume target
[*]	[*]	[*]

Reseller’s initial agreement period is less than 12 months the volume estimate will be prorated on the basis of 12 months.

[*]  Denotes information for which confidential treatment has been requested.  Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

AHA47

LSCA VALUE ADDED RESELLER COMPENSATION EXHIBIT

3. DEMO DISCOUNT

Products purchased for demonstration and development purposes receive an additional discount of [*] percent ([*]%), subject to Section 7 in R200L.

4. WARRANTY

The following warranty terms shall apply:

a)
Reseller will receive an on-site warranty for Products beginning upon Reseller’s acceptance and ending either ninety (90) days thereafter or on the date that Reseller ships the Product(s) to the end-user, whichever occurs first. The end user warranty period for Products begins ninety (90) days after Reseller’s acceptance or the date the Product is received by the end-user, whichever occurs first.

b)	Agilent reserves the right to change the warranty. Such changes will affect only new orders.

c)
Reseller may provide more extensive warranties to end-users for certain Products only to the extent it receives Agilent's prior approval and provided further that Reseller indemnifies Agilent against damages, liability or claims arising from Reseller’s breach of such warranties or associated warranty service.

d)	End-users must provide proof of purchase to be eligible for Agilent warranty service.

WARRANTY TO END USERS

a)
Product warranty terms are provided with the Product, on quotations, upon request or at http://www.agilent.com/go/warranty_terms. Each Product receives a global warranty which includes the standard warranty for the country of purchase.

b)
Agilent warrants the Agilent hardware and consumables Products against defects in materials and workmanship and that the Product will conform to Specifications. Agilent warrants that Agilent owned standard Software substantially conforms to Specifications.

c)
If Agilent receives notice of defects or non-conformance during the warranty period, Agilent will, at its option, repair or replace the affected Product. Reseller or end user will pay expenses for return of such Product(s). Agilent will pay expenses for shipment of repaired or replacement Product(s).

d)
THE ABOVE WARRANTIES ARE EXCLUSIVE, AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. AGILENT SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[*]  Denotes information for which confidential treatment has been requested.  Confidential portions omitted have been filed separately with the Securities and Exchange Commission.